As filed with the Securities and Exchange Commission on June 27, 2013

Registration No. 333-140417

 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT FILE NO. 333-140417

UNDER

THE SECURITIES ACT OF 1933

______________________________________________

Integrated Healthcare Holdings, Inc.

(Exact name of Registrant as Specified in Its Charter)

______________________________________________

Nevada	87-0573331
(State or Other Jurisdiction	(I.R.S. Employer
of Incorporation or Organization)	Identification No.)

1301 North Tustin Avenue

Santa Ana, California 92705

(Address of Principal Executive Offices)

Integrated Healthcare Holdings, Inc. 2006 Stock Incentive Plan

(Full Title of the Plan)

______________________________________________

Kenneth K. Westbrook

Chief Executive Officer

1301 North Tustin Avenue

Santa Ana, California 92705

(Name and Address of Agent for Service)

(714) 953-3503

(Telephone Number, Including Area Code, of Agent For Service)

With a copy to:
Allen Z. Sussman, Esq.
Loeb & Loeb LLP
10100 Santa Monica Blvd.
Los Angeles, California  90067
(310) 282-2000

__________________________________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer ☐	Accelerated Filer ☐
Non-Accelerated Filer ☐ (Do not check if a smaller reporting company)	Smaller Reporting Company ☒

TERMINATION OF REGISTRATION

Integrated Healthcare Holdings, Inc. (the “Company”) is filing this Post-Effective Amendment No. 1 to its Registration Statement on Form S-8 to withdraw and remove from registration the unissued and unsold shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), issuable by the Company pursuant to the Company’s 2006 Stock Incentive Plan (the “Plan”). The Plan was previously registered by the Company pursuant to that certain Registration Statement on Form S-8 (file No. 333-140417), registering 12,000,000 shares of Common Stock filed with the Securities and Exchange Commission on February 2, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Ana, State of California, on June 27, 2013.

INTEGRATED HEALTHCARE HOLDINGS, INC.

By:    /s/ Steven R. Blake

Steven R. Blake

Chief Financial Officer

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